UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On March 28, 2013, CNO Financial Group, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the expiration and final results of its previously announced tender offer (the “Offer”) to purchase for cash any and all of its outstanding 7.0% Convertible Senior Debentures due 2016 (the “Debentures”). The Offer expired at 12:00 midnight, New York City time, at the end of Wednesday, March 27, 2013.

As of the expiration of the Offer, $59,286,000 aggregate principal amount of Debentures, representing approximately 63.8% of the outstanding Debentures, were validly tendered and not validly withdrawn. The Company has accepted for purchase all Debentures that were validly tendered and not validly withdrawn.
As previously announced by the Company, the final purchase price per $1,000 aggregate principal amount of Debentures is $2,123.82. The Company expects to settle the Offer on March 28, 2013 and pay an aggregate of approximately $127.5 million (including accrued but unpaid interest and dealer manager fees) to purchase all of the Debentures that were validly tendered and not validly withdrawn. Immediately following the settlement of the Offer, approximately $33.7 million principal amount of Debentures will remain outstanding.
A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Exhibits.
(d) Exhibits:

99.1    Press Release of CNO Financial Group, Inc., dated March 28, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 28, 2013

CNO FINANCIAL GROUP, INC.
By:	/s/ Karl W. Kindig
	Name:	Karl W. Kindig
	Title:	Senior Vice President and Secretary

EXHIBIT INDEX
Exhibit No.    Description
99.1    Press Release of CNO Financial Group, Inc., dated March 28, 2013.

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